       As filed with the Securities and Exchange Commission on September 4, 1998
                                                    Registration No.____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             SUN MICROSYSTEMS, INC.
             (Exact Name of Registrant as specified in its charter)


           DELAWARE                                          94-2805249
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                         Identification Number)


                              901 SAN ANTONIO ROAD
                               PALO ALTO, CA 94303
                        (Address, including zip code, of
                    Registrant's Principal Executive Offices)

                    NETDYNAMICS, INC. 1995 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                SCOTT G. McNEALY
                                    PRESIDENT
                             SUN MICROSYSTEMS, INC.
                              901 SAN ANTONIO ROAD
                               PALO ALTO, CA 94303
                                 (650) 960-1300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    COPY TO:
                              David J. Segre, Esq.
                              Daniel R. Mitz, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300


--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                    Proposed             Proposed
                                                                    Maximum              Maximum              Amount of
         Title of Securities                  Amount to be       Offering Price     Aggregate Offering      Registration
          to be Registered                    Registered(1)        Per Share              Price                  Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock of the Company                      567,861           $14.04(2)          $7,972,768.44          $2,352.00
to be issued upon exercise of
options granted under the
NetDynamics, Inc. 1995 Stock
Option Plan (the "Plan")

====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the Plan, the underlying shares of which are registered hereby, as follows:

     Outstanding Options               Exercise Price
     -------------------               --------------
            57,518                         $0.28
           126,255                          1.49
            11,007                          2.75
                24                          4.13
            36,883                          4.95
            21,743                          7.42
            10,270                         14.43
            73,149                         20.61
           204,084                         22.67
            26,928                         41.21

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Sun Microsystems, Inc. (the "Registrant"):

     1. The Registrant's Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended June 30, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 28, 1997, December 28, 1997, and March 29, 1998, respectively, filed pursuant to Section 13(a) of the Exchange Act, and amended Quarterly Reports on Form 10-Q/A for the quarters ended September 28, 1997, December 28, 1997 and March 29, 1998, respectively, as filed pursuant to Section 13(a) and (b) of the Exchange Act on July 17, 1998.

     3. The Registrant's Registration Statement on Form 8-A relating to the Common Stock filed pursuant to Section 12(b) of the Exchange Act on October 24, 1986, as amended.

     4. The Registrant's Registration Statement on Form 8-A relating to the Company's Common Share Purchase Rights filed pursuant to Section 12(b) of the Exchange Act on May 22, 1989, as amended.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 11 of the Restated Certificate of Incorporation of the Registrant provides in effect that, subject to certain limited exceptions, the Registrant shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. The directors and officers of the Registrant are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. Like indemnification and insurance is also provided to those employees of the Registrant who serve as administrators of the Plan. In addition, the Company has entered into contracts with certain of its directors providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8. EXHIBITS.

      NUMBER                                                     DOCUMENT
------------------- -----------------------------------------------------------------------------------------------------
        4.1         NetDynamics, Inc. 1995 Stock Option Plan.
        4.2         Form of NetDynamics, Inc. Stock Option Agreement.
        5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.
       23.1         Consent of Counsel (contained in Exhibit 5.1).
       23.2         Consent of Ernst & Young LLP, Independent Auditors.
       24.1         Power of Attorney (See page 5).

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Sun Microsystems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on September 4, 1998.

                                       Sun Microsystems, Inc.


                                       By: /s/ Michael E. Lehman
                                           -------------------------------------
                                           Michael E. Lehman
                                           Vice President, Corporate Resources
                                           and Chief Financial Officer

                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott G. McNealy and Michael E. Lehman, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                       TITLE                                  DATE
------------------------------------------------------------------------------------------------------------------------------------
/s/ Scott G. McNealy                           Chairman of the Board of Directors,          September 4, 1998
-----------------------------                  President and Chief Executive
Scott G. McNealy                               Officer (Principal Executive Officer)

/s/ Michael E. Lehman                          Vice President, Corporate Resources          September 4, 1998
-----------------------------                  and Chief Financial Officer
Michael E. Lehman                              (Principal Financial Officer)

/s/ George Reyes                               Vice President, Corporate Controller         September 4, 1998
-----------------------------                  (Principal Accounting Officer)
George Reyes

                                               Director
-----------------------------                                                               -----------------
L. John Doerr

/s/ Judith L. Estrin                           Director                                     September 4, 1998
-----------------------------
Judith L. Estrin

/s/ Robert J. Fisher                           Director                                     September 4, 1998
-----------------------------
Robert J. Fisher

/s/ Robert L. Long                             Director                                     September 4, 1998
-----------------------------
Robert L. Long

/s/ M. Kenneth Oshman                          Director                                     September 4, 1998
-----------------------------
M. Kenneth Oshman

/s/ A. Michael Spence                          Director                                     September 4, 1998
-----------------------------
A. Michael Spence

                                       5

                                INDEX TO EXHIBITS



     Exhibit
     Number                               Description
     -------   -----------------------------------------------------------------
      4.1      NetDynamics, Inc. 1995 Stock Option Plan.

      4.2      Form of NetDynamics, Inc. Stock Option Agreement.

      5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, with respect to the legality of the securities being registered.

     23.1      Consent of Counsel (contained in Exhibit 5.1).

     23.2      Consent of Ernst & Young LLP, Independent Auditors.

     24.1      Power of Attorney (See page 5).
